Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$21,430
Unrealized Gain (Loss) on Market Value of Futures	(12,435,050)
Dividend Income	63,217
Interest Income	128,685
ETF Transaction Fees	700
Total Income (Loss)	$(12,221,018)

Expenses
General Partner Management Fees	$60,575
Professional Fees	2,974
Brokerage Commissions	8,285
Non-interested Directors' Fees and Expenses	985
Prepaid Insurance Expense	521
Total Expenses	73,340
Expense Waiver	(682)
Net Expenses	$72,658
Net Income (Loss)	$(12,293,676)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$98,204,089
Additions (50,000 Shares)	901,775
Withdrawals (100,000 Shares)	(2,045,073)
Net Income (Loss)	(12,293,676)

Net Asset Value End of Month	$84,767,115
Net Asset Value Per Share (4,700,000 Shares)	$18.04

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596